Exhibit 99.1

Arch Therapeutics to Provide Corporate Update at the 11th Annual LD Micro Main Event on Tuesday, December 4, 2018

Company to provide regulatory filing status update

FRAMINGHAM, Mass., November 26, 2018 (GLOBE NEWSWIRE) -- Arch Therapeutics, Inc. (OTCQB: ARTH) ("Arch" or the "Company"), developer of novel liquid, gel and solid hemostatic and wound care devices, will be featured as a presenting company at the LD Micro Main Event XI. The conference is being held on December 4-6, 2018 at the Luxe Sunset Boulevard Hotel in Los Angeles, California.

Chief Executive Officer, Terrence W. Norchi, MD will deliver a corporate presentation on Tuesday, December 4 at 12:00 PM Pacific Time in Track 1.

The presentation will include an update on the CE mark application that Arch plans to file for AC5™ Topical Hemostat in Europe during the current calendar year, as well as the 510(k) notification for AC5™ Topical Gel1 that Arch submitted to the U.S. Food and Drug Administration (FDA) in the third calendar quarter of 2018. As previously disclosed, the 510(k) notification is under review at the FDA. The company still anticipates that the 510(k) notification will be cleared approximately by the end of this calendar year.

Dr. Norchi will be available to meet with investors who are registered to attend the conference. If you are an investor and wish to attend the Company’s presentation or schedule a meeting, please click the following link: https://www.ldmicro.com/events.

To access the live webcast, please visit: http://wsw.com/webcast/ldmicro15/arth/.

The presentation will be available at: https://www.archtherapeutics.com.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company developing a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. Arch's development stage product candidates include AC5™ Topical Gel1 and AC5™ Surgical Hemostatic Device1.

About LD Micro

LD Micro was founded in 2006 with the sole purpose of being an independent resource in the microcap space. What started out as a newsletter highlighting unique companies has transformed into an event platform hosting several influential conferences annually (Invitational, Summit, and Main Event).

In 2015, LDM launched the first pure microcap index (the LDMi) to exclusively provide intraday information on the entire sector. LD will continue to provide valuable tools for the benefit of everyone in the small and microcap universe.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Source: Arch Therapeutics, Inc.

Contact

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com

1.	AC5 is currently an investigational device and is limited by federal law to investigational use.